UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

THE MAJESTIC STAR CASINO, LLC
THE MAJESTIC STAR CASINO CAPITAL CORP.
MAJESTIC STAR CASINO CAPITAL CORP. II
(Exact Name of Registrant as Specified in Charter)

Indiana Indiana Indiana (State or Other Jurisdiction of Incorporation)	333-06489 (Commission File Number)	43-1664986 35-2100872 20-3879309 (IRS Employer Identification No.)

301 Fremont Street, 12th Floor
Las Vegas, Nevada 89101
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (702) 388-2400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Majestic Star Casino, LLC (the “Company”) did not make the October 15, 2008 interest payments of $24.0 million in aggregate with respect to the $300.0 million 9 ½% Senior Secured Notes due 2010 (the “Senior Secured Notes”) and the $200.0 million 9 ¾% Senior Notes due 2011 (the “Senior Notes”) prior to expiration of the grace period to cure such payment defaults on November 14, 2008.  As a result, there is an Event of Default under the indentures governing the Senior Notes, the Senior Secured Notes and the loan and security agreement which governs its $80.0 million Senior Secured Credit Facility (“Senior Secured Credit Facility”).  Similarly, there is an Event of Default under the indenture governing the Majestic Holdco, LLC 12 ½% Senior Discount Notes, $63.5 million in principal, due 2011 (the “Discount Notes”) which have been pushed down to the Company. The Discount Notes are solely the obligation of Majestic Holdco and Majestic Holdco, Inc. (the co-issuer with Majestic Holdco) and are unsecured. Neither the Company nor any of its direct or indirect subsidiaries guarantees the Discount Notes nor are the equity or assets of the Company or its direct or indirect subsidiaries security for the Discount Notes.

Following the Event of Default, lenders under the Senior Secured Credit Facility, the trustee or a specified percentage of holders of the Senior Secured Notes, as well as the trustee or a specified percentage of holders of the Senior Notes have the right to accelerate the maturity date of the respective indebtedness, which would cause the respective indebtedness to be immediately due and payable and could result in all of the Company’s indebtedness becoming immediately due and payable. Further, the lenders under the Senior Secured Credit Facility would have the right to foreclose on substantially all of the Company’s and its subsidiaries’ equity and on the Company’s and its subsidiaries’ assets which secure such indebtedness.  The Company and its advisors intend to enter into discussions with its secured lenders and note holders regarding the consequences of the Events of Default under the respective debt documents and the financial and strategic alternatives available to the Company.

In addition, until such time as no Event of Default exists, the Company is (i) required to pay an additional 1% per annum in excess of the applicable interest rates on the Senior Secured Notes and Senior Notes on the overdue installments of interest and an additional 2% in excess of the rates otherwise applicable under the Senior Secured Credit Facility and (ii) restricted from taking certain actions as specified in the covenants in the indentures governing the respective notes and the Senior Secured Credit Facility including making certain payments and investments and incurring certain indebtedness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 14, 2008		THE MAJESTIC STAR CASINO, LLC

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

THE MAJESTIC STAR CASINO CAPITAL CORP.

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

MAJESTIC STAR CASINO CAPITAL CORP. II

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer